SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

JUNE 25, 2003 (Date of earliest event reported)  Commission file number: 0-22511



                             RF MICRO DEVICES, INC.
             (Exact name of registrant as specified in its charter)

             NORTH CAROLINA                         56-1733461
(State or other jurisdiction of                 (I.R.S. Employer
 incorporation or organization)                 Identification No.)

                               7628 THORNDIKE ROAD
                      GREENSBORO, NORTH CAROLINA 27409-9421
                    (Address of principal executive offices)
                                   (Zip code)


                                 (336) 664-1233
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

         On June 25, 2003, RF Micro Devices, Inc. announced that it intends to offer, subject to market and other conditions, $200 million of Convertible Subordinated Notes due 2010 (plus an additional amount of up to $30 million at the option of the initial purchasers) in a private placement. The notes would be convertible into RF Micro Devices' common stock at the option of the holder, at a price to be determined. The offering is expected to close in July 2003. A copy of this press release is attached as Exhibit 99.1.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits.

                  EXHIBIT NO.                  DESCRIPTION OF EXHIBIT
                  -----------                  ----------------------

                        99.1                   Press Release dated June 25, 2003





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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 RF Micro Devices, Inc.

                                 By: /S/ WILLIAM A. PRIDDY, JR.
                                     --------------------------
                                     William A. Priddy, Jr.
                                     Vice President, Finance and Administration
                                     and Chief Financial Officer

Date:    June 25, 2003


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